UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007 (September 1, 2007)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	11-3131700
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Section 2 — Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets

As of September 1, 2007, pursuant to an Amended and Restated Asset Purchase Agreement dated as of August 29, 2007, Amedisys, Inc., through its wholly-owned subsidiaries, acquired the home health and hospice assets and assumed certain liabilities (as specified therein) of IntegriCare, Inc. (other than the assets of the West Virginia agencies as described below). IntegriCare operates 19 home health locations in nine states, including Alaska, Colorado, Idaho, Kansas, New Hampshire, Oregon, Wyoming, and the CON states of Washington and West Virginia. Hospice services are provided in 11 of the locations, and five of the locations are operated through joint ventures with local hospitals. The assets purchased include the assets of the home health agencies as well as IntegriCare’s interest in such joint ventures.

Due to necessary regulatory approvals associated with West Virginia CON requirements, the assets of the West Virginia agencies of IntegriCare included with this transaction are not expected to close until some time in the fourth quarter of 2007.

The aggregate consideration for the acquisition is approximately $68.0 million, subject to adjustment, with $12.0 million of such consideration allocated to the assets of IntegriCare’s West Virginia agencies. This amount will be payable when the sale of these assets is consummated. The source of funds for the acquisition consists of cash ($56.0 million) and a promissory note ($12.0 million payable in six equal semi-annual installments over a three-year period).

The description of the Amended and Restated Asset Purchase Agreement contained in this Current Report on Form 8-K is qualified entirely by reference to the text of the Amended and Restated Asset Purchase Agreement, which is incorporated by reference herein from Exhibit 2.1 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Shell Company Transactions.

Not applicable

(d)	Exhibits.

2.1	Amended and Restated Asset Purchase Agreement dated as of August 29, 2007, by and among Amedisys Alaska, L.L.C., Amedisys Colorado, L.L.C., Amedisys Idaho, L.L.C., Amedisys Kansas, L.L.C., Amedisys New Hampshire, L.L.C., Amedisys Oregon, L.L.C., Amedisys Washington, L.L.C., Amedisys West Virginia, L.L.C. and Amedisys Wyoming, L.L.C. (as “Buyer Companies”), IntegriCare, Inc. (as “Seller”) and Amedisys, Inc. Filed herewith. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules referred to in the Amended and Restated Asset Purchase Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request).

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedisys, Inc.

Date: September 6, 2007	By:	/s/ Dale E. Redman
Dale E. Redman
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
EX-2.1	Amended and Restated Asset Purchase Agreement dated as of August 29, 2007, by and among Amedisys Alaska, L.L.C., Amedisys Colorado, L.L.C., Amedisys Idaho, L.L.C., Amedisys Kansas, L.L.C., Amedisys New Hampshire, L.L.C., Amedisys Oregon, L.L.C., Amedisys Washington, L.L.C., Amedisys West Virginia, L.L.C. and Amedisys Wyoming, L.L.C. (as “Buyer Companies”), IntegriCare, Inc. (as “Seller”) and Amedisys, Inc.

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